Exhibit 3.253

CERTIFICATE OF FORMATION

OF

NOTAMI HOSPITALS, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Notami Hospitals LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 19, 1998.

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person

CERTIFICATE OF MERGER

OF

NOTAMI HOSPITALS OF CALIFORNIA, INC.

INTO

NOTAMI HOSPITALS, LLC

Pursuant to Section 18-209 of the

Delaware Limited Liability Company Act

The undersigned limited liability company and corporation DO HEREBY CERTIFY:

FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Notami Hospitals, LLC (the “LLC”)	Delaware
Notami Hospitals of California, Inc. (the “Company”)	California

SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.

THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Notami Hospitals, LLC.

FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.

SEVENTH: This Certificate of Merger shall be effective on April 15, 1999.

*****

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 14th day of April, 1999.

NOTAMI HOSPITALS, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Manager

NOTAMI HOSPITALS OF CALIFORNIA, INC.

By:	/s/ R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

CERTIFICATE OF AMENDMENT

OF

Notami Hospitals, LLC

1.	The name of the limited liability company is Notami Hospitals, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Notami Hospitals, LLC this 10th day of December, 2001.

Notami Hospitals, LLC

/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary

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